SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 14, 2005
Philadelphia Consolidated Holding Corp.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 617-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On September 14, 2005, the Company and P. Daniel Eldridge, the President and CEO of Liberty American Insurance Group, Inc. (“LAIG”), a subsidiary of the Company, entered into a Separation Agreement. Under the terms of such Agreement, Mr. Eldridge is voluntarily resigning as President and CEO, effective October 1, 2005, and will continue to render certain services as an employee of LAIG’s subsidiary, Mobile Homeowners Insurance Agency, Inc. (“MHIA”) during the period from October 1, 2005 through January 31, 2006 at a weekly salary of $2,000 in order to help the transition of LAIG’s new President/CEO. Certain fringe benefits will continue to be paid to Mr. Eldridge through January 31, 2006. Mr. Eldridge will be eligible for a bonus for 2005 performance if, and only if, as of December 31, 2005 he meets certain bonus goals.
Item 1.02. Termination of a Material Definitive Agreement
     See Section 1.01 above for a description of a Separation Agreement entered into between the Company and Mr. Eldridge pursuant to which Mr. Eldridge’s Employment Agreement with MHIA is being terminated as a result of his voluntary resignation.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.
Dated: September 20, 2005	By:	/s/ Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer